                                  EXHIBIT 21.1

                List of Subsidiaries of Spieker Properties, L.P.

1.      Spieker Washington Interest Partners, a California general partnership

2.      Fremont Bayside Associates, L.P., a California limited partnership

3.      Spieker Partners-Livermore Ltd., a California limited partnership

4. Spieker Properties #172, Limited Partnership, a California limited partnership

5. Spieker Properties #221 Partners, Limited Partnership, a California general partnership

6. Spieker Properties #178, Limited Partnership, a California limited partnership

7. Spieker Properties #166, Limited Partnership, a California limited partnership

8. Spieker Properties #177, Limited Partnership, a California limited partnership

9.      Spieker Properties #237, Partners, a California general partnership

10. Spieker Properties #122, Limited Partnership, a California limited partnership

11.     Spieker Properties #219, Partners, a California general partnership

12. Spieker Properties #185, Limited Partnership, a California limited partnership

13. Spieker Properties #183, Limited Partnership, a California limited partnership

14. Spieker Properties #144, Limited Partnership, a Texas limited partnership

15. Spieker Properties #179, Limited Partnership, a California limited partnership

16.     Spieker Properties #238, Partners, a California general partnership

17.     Spieker Singleton #154, a California limited partnership

18.     Sand Hill Northwest Properties, L.L.C.

19.     San Mateo Office Limited, a California limited partnership

20.     S.S. Livermore L.P., a California limited partnership